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                                                                     EXHIBIT K12

                           [LETTERHEAD OF FLEET BANK]

DATE:    November 8, 2002



TO:      (THE) NEW AMERICA HIGH INCOME FUND, INC.
ATTN:    ELLEN TERRY
FAX:     617-263-6402
PHONE:   617-263-6400

FROM:    Fleet National Bank ("FNB")
ATTN:    Rochelle Still, Derivative Confirmations Unit
FAX:     617-434-4284/3588
PHONE:   617-434-7953/7878


RE: INTEREST RATE SWAP TRANSACTION (SUMMIT REF. NO. 70774FB REPLACED BY 76253FB)


PARTIAL TERMINATION AGREEMENT

*THIS CONFIRMATION AMENDS, RESTATES, SUPERSEDES AND REPLACES THE ORIGINAL CONFIRMATION OF THIS TRANSACTION, REFERENCE NO. 70774 FB, WHICH WAS EXECUTED BY THE PARTIES AND DATED SEPTEMBER 28, 2001.

The purpose of this letter agreement is to confirm the terms and conditions of the partial termination of the Swap Transaction entered into between us on September 28, 2001, as evidenced by the attached Confirmation. This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute, and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") published by ISDA, with such modifications as you and we shall in good faith agree (such agreement, the "Agreement"). Upon the execution by you and us of the Agreement, this Confirmation will supplement, form a part of, and be subject to the Agreement. All provisions contained or incorporated by reference in the Agreement, upon its execution, shall govern this Confirmation except as expressly modified below. Until we execute and deliver the Agreement, this Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (with a Schedule thereto which provides that Market Quotation and the Second Method apply for purposes of
Section 6(e) of such agreement) on the Trade Date hereof. In the event of any inconsistency between this Confirmation and either the ISDA Form or the Agreement, this Confirmation will govern.
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2. This partial termination, as identified in paragraph 3, 4, and 5 below, is effective as of November 7, 2002, provided (THE) NEW AMERICA HIGH INCOME FUND, INC. pays USD 310,263.00 (the "Partial Termination Fee Amount") to FLEET NATIONAL BANK, on November 8, 2002. Upon receipt of the Termination Fee Amount the rights and obligation of both parties identified in this Confirmation will become effective.

                       Original Terms of Swap Transaction

National Amount:                                USD 105,000,000.00

Termination Date:                               October 1, 2006

Partial termination amount is equal to:         USD 5,000,000.00

New terms of the Swap Transaction (may reflect prior changes)

National Amount:                                USD 100,000,000.00

Termination Date:                               October 1, 2006

This Confirmation, together with previously executed Confirmations and the Agreement, constitutes the entire agreements and understanding of the parties with respect to the partial termination of the Swap Transaction. This Confirmation shall be governed and construed in accordance with the laws of the State of New York, without reference of choice of law doctrine.

Very truly yours,

FLEET NATIONAL BANK

By: /s/ RICHARD AIDALA
    ------------------------------
    Name:
    Title:


Agreed and accepted as of the date first above written:

(THE) NEW AMERICA HIGH INCOME
FUND, INC.


By: /s/ ELLEN E. TERRY
    ------------------------------
    Name:
    Title:  Vice President


     Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the partial Termination of the Swap Transaction, identified above, by signing below and returning a copy of this Partial Termination Agreement by facsimile to (617) 434-3588/4284 attention to Rochelle Still.

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